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Exhibit 32.2 Section 1350 Certification

                    Certificate of Chief Financial Officer of

                          EasyLink Services Corporation

I, Debra L. McClister, the Executive Vice President and Chief Financial Officer of EasyLink Services Corporation (the "Company"), certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that to my knowledge:

              (i) the Quarterly Report of the Company on Form 10-Q for the quarter ending September 30, 2003 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

              (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                           /s/ Debra L. McClister
                                           ------------------------------------
                                           Debra L. McClister
                                           Executive Vice President and
                                           Chief Financial Officer

November 14, 2003